EXHIBIT 23.2





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INDEPENDENT ACCOUNTANTS' CONSENT




To the Board of Directors of
MarketU Inc.


We consent to the use of our report included herein on the consolidated financial statements of MarketU Inc. and to the reference to our firm under the heading "Experts" in the prospectus. Our report dated November 14, 2000, except for notes 1 and 2(a) which are as of May 14, 2001, contains an explanatory paragraph that states that the consolidated financial statements have been restated from those previously presented.







KPMG LLP
Chartered Accountants
August 14, 2001

Abbotsford, British Columbia





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INDEPENDENT ACCOUNTANTS' CONSENT




To the Board of Directors of
Home Finders Realty Ltd. and
Most Referred Real Estate Agents Inc.


We consent to the use of our report included herein on the combined financial statements of Home Finders Realty and to the reference to our firm under the heading "Experts" in the prospectus.





KPMG LLP
Chartered Accountants
August 14, 2001


Abbotsford, British Columbia